UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	November 15, 2022

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 E. Swedesford Rd., Suite 400	Wayne,	PA		19087
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s Telephone Number, Including Area Code		(610)	225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	TFX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.
On November 15, 2022, Teleflex Incorporated (the “Company”) initiated a strategic restructuring plan designed to improve operating performance and position the organization to deliver long-term durable growth by creating efficiencies that align with the Company’s high growth strategic objectives (the “2022 restructuring plan”). The plan, which was developed to offset increasing cost and inflationary pressures in the healthcare industry, primarily involves the relocation of certain manufacturing operations to existing lower-cost locations in addition to the streamlining of various business functions across the organization and related workforce reductions. These actions are expected to be substantially completed during 2023.
The Company estimates that it will incur aggregate pre-tax restructuring and restructuring related charges in connection with the 2022 restructuring plan of $31 million to $40 million, most of which the Company expects to incur in 2023. The Company estimates that $26 million to $32 million of these charges will result in cash outlays, most of which are expected to be made in 2023. Additionally, the Company expects to incur approximately $2 million in aggregate capital expenditures under the plan, most of which is expected to be incurred during 2023.
The following table provides a summary of the costs estimates by major type of expense associated with the 2022 restructuring plan.

Plan expense estimates:
Termination benefits	$18 million to $22 million
Other costs(1)	1 million to 1 million
Restructuring charges	19 million to 23 million
Restructuring related charges(2)	12 million to 17 million
Total restructuring and restructuring related charges	$31 million to $40 million
1) Includes facility closure and outplacement costs.
2) Restructuring related charges represent costs that are directly related to the programs and principally comprise costs to transfer manufacturing operations to the existing lower-cost locations, project management costs and accelerated depreciation. The majority of the restructuring related charges are expected to be recognized within cost of goods sold.

The Company currently expects to begin realizing plan-related savings in 2023 and expects to achieve annual pre-tax savings of $21 million to $23 million once the plan is fully implemented.
As the 2022 restructuring plan progresses, management will reevaluate the estimated expenses and charges set forth above, and may revise its estimates, as appropriate, consistent with GAAP.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2022	TELEFLEX INCORPORATED By: /s/ Liam J. Kelly Name: Liam J. Kelly Title: Chairman, President and Chief Executive Officer